SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

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                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):         June 16, 1998




                            MERITAGE HOSPITALITY GROUP INC.
                  (Exact Name of Registrant as Specified in Charter)


                                       Michigan
                             (State or Other Jurisdiction
                                   of Incorporation)


    0-17442                                               38-2730460
(Commission File Number)                                 (IRS Employer
                                                      Identification Number)




                       40 Pearl Street, N.W., Suite 900
                         Grand Rapids, Michigan 49503
                (Address of Principal Executive Offices)  (Zip Code)



           Registrant's telephone number, including area code: (616) 776-2600

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Item 2.         Acquisition or Disposition of Assets

On June 16, 1998, the Company=s wholly-owned subsidiaries, Grand Harbor Resort Inc. and Grand Harbor Yacht Club Inc., sold real and personal property including
(i) the hotel and restaurant facility (known as the Grand Harbor Resort) located at 940 West Savidge Street, Spring Lake, Michigan (the AHotel@), (ii) 47 condominium slips of the Grand Harbor Yacht Club marina which is located adjacent to the Hotel (the AMarina Slips@), (iii) the fixtures, furniture, furnishings, equipment and supplies used in the operation of the Hotel and the Marina Slips, and (iv) certain other real and personal property owned by the subsidiaries and located adjacent to the Hotel and Marina (collectively, the AAssets@). The Assets were sold to Pacific XXII, Inc. and its affiliate, S.C. Land Acquisitions, L.L.C., both of whom have no relation to the Company. The Assets were sold for $4,500,000 pursuant to the terms of purchase and sale agreements dated May 27, 1998. The purchase price was comprised of $3,125,000 in cash and a $1,375,000 one-year note bearing interest at 10.8% which is secured by the Marina Slips.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit No.                     Description of Document


      10.1 Promissory Note dated June 16, 1998 among Meritage Hospitality Group Inc., as lender, and S.C. Land Acquisitions, L.L.C., as borrower (filed herewith).


The Company will file the required financial information no later than August 29, 1998.


                                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    MERITAGE HOSPITALITY GROUP INC.



Dated:  June 18, 1998               By:       /s/ Christopher B. Hewett
                                       ---------------------------------------
                                       Christopher B. Hewett
                                       President and Chief Executive Officer


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